EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated February 22, 2019 in the Amendment No. 1 to the Registration Statement (File No. 333-229078) and related Prospectus of Guggenheim Defined Portfolios, Series 1861.

                                                          /s/ Grant Thornton LLP
                                                          ----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
February 22, 2019